UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 21, 2008

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

171 North Altadena Drive, Suite 101, Pasadena, California		91107
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 21, 2008, VIASPACE Inc. (the "Registrant") and its wholly-owned subsidiary, VIASPACE Green Energy Inc., a British Virgin Islands international business company ("VGE"), entered into a Securities Purchase Agreement (the "Purchase Agreement") with Sung Hsien Chang, an individual ("Chang"), and China Gate Technology Co., Ltd., a Brunei Darussalam company ("Licensor"). Under the Purchase Agreement, VGE would acquire 100% of Inter-Pacific Arts Corp., a British Virgin Islands international business company ("IPA BVI"), and the entire equity interest of Guangzhou Inter-Pacific Arts Corp., a Chinese wholly owned foreign enterprise registered in Guangdong province ("IPA China") from Chang, the sole shareholder of IPA BVI and IPA China. In exchange, the Registrant agreed to pay $16 million in a combination of cash, and newly-issued shares of Registrant and VGE stock. In addition, the Registrant issued shares of its common stock to Licensor for Licensor’s license of certain fast growing grass technology to IPA China.

IPA BVI and IPA China specialize in the manufacturing of high quality, copyrighted, framed artwork sold in U.S. retail chain stores. IPA China also has a license to grow and sell a new fast-growing hybrid grass to be used for production of biofuels and as feed for livestock.

The acquisition of IPA BVI and IPA China ("Acquisition") will be completed through two closings. At the first closing which took place on October 21, 2008, VGE issued 3,500,000 newly-issued shares to Chang and his designees. The Registrant issued 215,384,615 shares of its common stock to Chang and 30,576,007 shares of common stock to Licensor. Chang delivered 70% of the outstanding common stock of IPA BVI. In addition, VGE executed employment agreements with certain persons, including Sung Chang; Carl Kukkonen, the Registrant’s Chief Executive Officer; Stephen Muzi, the Registrant’s Chief Financial Officer; and Maclean Wang, the sole shareholder of the Licensor (each an "Employment Agreement"). The Registrant also entered into a Chang Agreement with Chang regarding the rights as shareholders of VGE ("Shareholders Agreement").

The second closing will be held within 240 days after the first closing ("Second Closing"). At the Second Closing, the Registrant shall pay $4.8 million ("Cash Consideration") plus Interest (as determined below) since the First Closing, in cash to Chang. Interest on the Cash Consideration shall accrue at 6% for the first six months after the First Closing, and then 18% thereafter. The Registrant shall also issue 1.8% of its then outstanding shares of common stock to Licensor. Chang shall deliver the remaining 30% of the outstanding shares of IPA BVI to VGE. Chang will also cause IPA China to be a wholly-owned subsidiary of IPA BVI including obtaining all governmental approvals required for such transfer.

The Registrant and VGE’s obligations to consummate the Second Closing is conditioned upon, among other things, the transfer of the equity of IPA China from Chang to IPA BVI and the execution of the assignment of the right to grow and harvest fast-growing proprietary grasses from Quanzhou Keyi Husbandry Breeding and Planting Co. from Licensor to IPA China.

In the event that the Second Closing does not occur within 240 days after the First Closing, the Purchase Agreement, each Employment Agreement and the Shareholders Agreement shall automatically terminate and all stock certificates delivered at First Closing shall be returned.

If the Second Closing does not occur within 240 days although most of the Registrants’ closing conditions have been satisfied, then Chang may receive additional VGE shares or retain the Registrant shares as follows: if the VGE stock is listed on a trading market, then Registrant shall transfer to Chang all the VGE shares. If the VGE stock is not listed on a trading market, then Chang shall retain the Registrant Shares instead of returning them to the Registrant.

In the event that the Second Closing fails to occur, neither the Registrant or its affiliates, or any of their directors or officers, shall engage in the grass business in China for a period of three years after the First Closing Date.

During the 75 day period after the First Closing, VGE shall engage an independent auditor acceptable to Chang to perform an audit of the financial records of IPA BVI and IPA China in accordance with federal securites laws. During the course of the audit, the independent auditor will determine if a "Cash Shortfall" existed as of the date of the First Closing. The auditor’s determination shall be binding on Chang and the Registrant. The "Cash Shortfall" means the amount equal to $3.0 million less IPA BVI and IPA China’s cash equivalents (which includes all cash plus accounts receivables less accounts payables), calculated as of the First Closing Date. Chang shall pay IPA BVI the amounts of any Cash Shortfall in cash.

Within 150 days of the First Closing, VGE shall prepare and file with the Securities and Exchange Commission ("SEC") a registration statement covering the resale of all or such maximum portion of VGE common stock issued pursuant to the Purchase Agreement as permitted by SEC regulations ("Registration Statement") that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Alternatively, VGE shall register its common stock on a registration statement on Form 10.

VGE shall use its best efforts to qualify its Common Stock for quotation on a trading market as soon as practicable, but in no event later than the 240th day after the closing of this Agreement or the 90th day after the effectiveness of the Registration Statement on Form S-1 registering some or all of VGE Common Stock or on Form 10.

Provided that the Second Closing has occurred, if VGE common stock is not listed on a trading market within 240 days after the First Closing, then the Registrant will issue to Chang the number of shares of its common stock equivalent to US$5,600,000. The stock price will be calculated as the average closing price of the Registrant’s common stock during the 60 day period prior to and including the Second Closing Date. In exchange, Chang shall return all shares of VGE common stock it received pursuant to the Purchase Agreement to the Registrant

Licensor and Chang each represents and covenants that at least 100 hectares of arable land in Guangdong province in China will be available for grass farming by IPA China within 12 months after the First Closing Date. Any agreement regarding such land use rights shall grant the land use rights to IPA China, but shall be assignable to VGE at VGE’s option. The term of such agreement, including possible renewals, shall be at least 10 years.

VGE shall establish a stock option plan (the "Option Plan") and shall reserve 1,400,000 shares of common stock for issuance of options to VGE management and employees under the Option Plan. Carl Kukkonen will be the Chief executive Officer of VGE upon the First Closing, and of IPA BVI and IPA China upon the Second Closing; Stephen Muzi will be the Chief Financial Officer, Treasurer and Secretary of VGE upon the First Closing, and of IPA BVI and IPA China upon the Second Closing. Chang will be President of IPA BVI and IPA China upon the First Closing, and of VGE upon the Second Closing. Wang will be Managing Director of Grass Development of IPA China upon the First Closing. Chang shall manage and control the operations of IPA China and IPA BVI through the Second Closing.

Each of Chang and Licensor, severally but not jointly, agrees to indemnify and hold harmless the Registrant and VGE ("VIASPACE Entity") (and its respective directors, officers, affiliates, agents, employees, consultants, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by such VIASPACE Entity as a result of any inaccuracy of the representations or warranties or breach of covenants by Chang or Licensor, respectively, herein.

Each VIASPACE Entity agrees, severally but not jointly, to indemnify and hold harmless Chang and Licensor and its directors, officers, affiliates, agents, employees, consultants, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by Chang and Licensor as a result of any inaccuracy of the representations or warranties or breach of covenants by such VIASPACE Entity herein.

As promptly as possible following the Second Closing, IPA BVI and IPA China shall prepare, and its independent outside auditors ("Auditors") acceptable to VGE and Chang shall review, the IPA BVI and IPA China financial statements for the 2008 fiscal year ("2008 Financial Statements"). If the Gross Profit (as defined below) as indicated in the 2008 Financials Statements is less than $1,500,000, then Chang will compensate the difference to VGE in cash promptly by depositing such cash into VGE’s bank accounts. "Gross Profit" is defined as gross sales revenue of IPA BVI and IPA China less all costs directly related to sales determined in accordance with GAAP.

At any time after the First Closing but prior to the Second Closing, Chang may request VGE to grant a non-recourse loan to Chang of up to $1,500,000. After obtaining such funds from IPA BVI or IPA China, VGE shall deliver the loan proceeds within ten (10) days after receipt of any such written request. Interest on the loan shall accrue at six percent (6%) per annum and all principal and interest shall be due and payable when and if VGE files the registration statement or the Second Closing occurs, whichever is first. The loan shall be evidenced by a promissory note to be made by Chang in favor of VGE, with such additional terms and conditions as may be reasonably requested by VGE.

The Registrant paid CBC Consulting ("Finder") and its President, a finder’s fee for services rendered in connection with introducing IPA China and IPA BVI to the Registrant and facilitating the acquisition. At first closing, the Registrant delivered to CBC’s President, 10 million shares of common stock, registered under our registration statement on Form S-8 for services he rendered to the Registrant. The Registrant also delivered 24,461,538 shares of its unregistered common stock to CBC. The Registrant will also deliver to CBC $384,000 in Registrant common stock at the Second Closing valued at the average closing price during the 60 days period immediately prior to and including the Second Closing.

Employment Agreements

VGE entered into four separate employment agreements with each of Carl Kukkonen, Sung Chang, Stephen Muzi and Maclean Wang. Kukkonen would serve as Chief executive Officer, Chang as President, Muzi as Chief Financial Officer and Wang as Managing Director of Grass Development of IPA China. Kukkonen and Chang would receive a salary of $240,000 per annum, Muzi receives $180,000 per annum and Wang receives $84,000 per annum. Each of them should are entitled to a bonus as determined by the VGE Board of Directors, customary insurance and health benefits, 15 days paid leave per year, and reimbursement for out-of-pocket expenses in the course of his employment.

Under Chang’s employment agreement, VGE will grant him an option to purchase the number shares of its common stock equal to four percent (4%) of VGE’s total outstanding shares as of the Second Closing Date. The purchase price of the option shares shall be eighty percent (80%) of the fair market value of such common stock as of the Second Closing Date. The option shall vest over a period of 24 months beginning on the date of the Employment Agreement, with 1/24 of the option shares vesting on the first day of each month that Chang is employed with VGE.

Under Wang’s employment agreement, VGE will grant him an option to purchase the number shares of its common stock equal to four percent (4%) of VGE’s total outstanding shares as of the Second Closing Date. The purchase price of the option shares shall be eighty percent (80%) of the fair market value of such common stock as of the Second Closing Date. The option shall vest over a period of 24 months beginning on the date of the Employment Agreement, with 1/24 of the option shares vesting on the first day of each month that Wang is employed with VGE.

Each executive shall have an employment term of two years. VGE may terminate the Employment Agreement for Cause. As used herein, "Cause" means (a) the refusal in bad faith by executive to carry out specific written directions of the Board, (b) intentional fraud or dishonest action by executive in his relations with VGE; (c) the conviction of executive of any crime involving an act of significant moral turpitude; (d) any act (or failure to act), knowingly committed by executive, that is in violation of written VGE policies, the Employment Agreement or VGE’s written agreements with third parties and that is materially damaging to the business or reputation of VGE as determined in good faith by the CEO.

Each executive, by notice to VGE, may terminate the Employment Agreement if a Good Reason exists. "Good Reason" means the occurrence of any of the following circumstances without executive’s prior express written consent: (a) a material adverse change in the nature of executive’s title, duties or responsibilities with VGE that represents a demotion from his title, duties or responsibilities as in effect immediately prior to such change; (b) a material breach of the Employment Agreement by VGE; (c) a failure by VGE to make any payment to executive when due, unless the payment is not material and is being contested by VGE, in good faith.

If executive’s employment with VGE is terminated without Cause or for Good Reason, executive shall be entitled to receive all salary and benefits due to executive during the term of the Employment Agreement, and all executive’s stock options, if any, shall vest on the date of termination.

If the Second Closing fails to occur within 240 days after the First Closing, the Employment Agreement shall automatically terminate and neither party shall owe any obligations whatsoever to the other party under the Employment Agreement, provided that VGE shall pay to executive all amounts owing to executive at the time of termination, including for previously accrued but unpaid bonuses and expense reimbursements.

Each executive shall not disclose any confidential information of VGE. During the period commencing upon the date of each Agreement and terminating three years after termination of employment, no executive, without the prior written permission of VGE, shall not for any reason whatsoever, (i) enter into the employment of or render any services to any person, firm or corporation engaged in any business which competes with VGE ("Competitive Business"); (ii) engage in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee consultant, advisor or in any other relationship or capacity; (iii) employ, or have or cause any other person or entity to employ, any person who was employed by VGE at the time of termination of executive’s employment by VGE (other than Executive’s personal secretary and assistant); or (iv) solicit, interfere with, or endeavor to entice away from VGE, for the benefit of a Competitive Business, any of its customers.

Shareholder Agreement

Under the Shareholder Agreement by and among the Registrant and Chang, VGE shall have 3 directors. The parties agree that two directors will be selected by the Registrant while one director will be selected by Chang. Carl Kukkonen will be the initial Chairman of the Board and Chief Executive Officer of VGE. Stephen Muzi will be the initial Chief Financial Officer and Secretary of the Company. Chang will be the initial President of VGE, effective as of the Second Closing.

Carl Kukkonen will be the initial Chief Executive Officer of IPA BVI and IPA China, effective as of the Second Closing. Stephen Muzi will be the initial Chief Financial Officer and Secretary of IPA BVI and IPA China, effective as of the Second Closing. Chang will be the initial President of IPA BVI and IPA China (the "Subsidiaries"). Maclean Wang will be initial Managing Director of Grass Development of IPA China.

Meetings of each board of directors shall be held at least 4 times per year, at such places and on such dates as are agreed by the directors. The presence of any 2 of the directors shall constitute a quorum for the transaction of business at a meeting of the board of directors. The affirmative vote of a majority of the directors present at a meeting will constitute a decision of the board of directors; provided, however, that decisions as to Fundamental Matters, as set forth below, shall require unanimous approval:

• other than certain permitted issuances, any issuance or agreement to issue any equity securities of VGE or the Subsidiaries;
• any transaction of merger, consolidation, amalgamation, recapitalization or other form of business combination; any joint venture; any liquidation, winding up or dissolution of VGE or the Subsidiaries; or any acquisition of any business or assets from, or capital stock of, any person;

• any sale, conveyance, lease, transfer or other disposition of any substantial assets or any other transaction not in the ordinary course of business;

• any declaration or making of dividend payments or other payments or distributions made to any shareholders;

• any amendment or modification of the Memorandum and Articles of Association;

• any indebtedness incurred or guaranty made by VGE or the Subsidiaries or any pledge of VGE's or the Subsidiaries’ assets by VGE or the Subsidiaries;

• commercial proposals or contracts which would commit VGE or the Subsidiaries for a total amount of more than $100,000;

• decisions relating to the officers and executive management of VGE or the Subsidiaries, including compensation, employment and termination of employment;

• approval of the annual budget of VGE and the Subsidiaries;

• selection of auditors for VGE and the Subsidiaries.

Each shareholder shall have a right of first refusal of any attempted sale or transfer of shares of VGE common stock by the other shareholder except for certain permitted transfers to related parties. In addition, each shareholder shall have a "tag along" offer right in which it may include its shares in any attempted sale of VGE common stock by the other shareholder.

The Shareholder Agreement shall terminate if the Second Closing fails to occur, or as mutually determined by the parties or upon a sale of VGE to a third party.

The description of the Securities Purchase Agreement, each Employment Agreement and the Shareholders Agreement are each qualified in its entirety by reference to such agreements attached hereto as Exhibits 10.1 through 10.6.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 21, 2008, pursuant to the terms of the Purchase Agreement, the Registrant through its wholly-owned subsidiary, VGE, acquired 70% of the capital stock of IPA BVI in exchange for shares of newly-issued common stock of the Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

As of October 21, 2008, in connection with the Acquisition, the Registrant issued 270,422,160 shares of its common stock to Sung Chang, Licensor and Finder. The Registrant relied upon Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of its stock. It believed that Section 4(2) was available because the offer and sale was not a public offering of its securities and there was not general solicitation or general advertising involved in the offer or sale.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired.*

(b) Pro forma financial information.*

*To be filed by amendment within 75 days of the date this Form 8-K is due pursuant to Item 9.01 (a)(4) of Form 8-K.

(c) Shell company transactions. Not applicable.

(d) Exhibits

Exhibit Number Exhibit Title or Description

10.1 Securities Purchase Agreement dated October 21, 2008 by and among the Registrant, VIASPACE Green Energy Inc., Sung Chang and China Gate Technology Co. Ltd.

10.2 Shareholders Agreement dated October 21, 2008 by and among the Registrant, VIASPACE Green Energy Inc., and Sung Chang

10.3 Employment Agreement dated October 21, 2008 by and among VIASPACE Green Energy Inc. and Sung Chang

10.4 Employment Agreement dated October 21, 2008 by and among VIASPACE Green Energy Inc. and Carl Kukkonen

10.5 Employment Agreement dated October 21, 2008 by and among VIASPACE Green Energy Inc. and Stephen Muzi

10.6 Employment Agreement dated October 21, 2008 by and among VIASPACE Green Energy Inc. and Maclean Wang

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

October 27, 2008	By:	/s/ Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement dated October 21, 2008 by and among the Registrant, VIASPACE Green Energy Inc., Sung Chang and China Gate Technology Co. Ltd.
10.2	10.01 Shareholders Agreement dated October 21, 2008 by and among the Registrant, VIASPACE Green Energy Inc., and Sung Chang
10.3	Employment Agreement dated October 21, 2008 by and among VIASPACE Green Energy Inc. and Sung Chang
10.4	Employment Agreement dated October 21, 2008 by and among VIASPACE Green Energy Inc. and Carl Kukkonen
10.5	Employment Agreement dated October 21, 2008 by and among VIASPACE Green Energy Inc. and Stephen Muzi
10.6	Employment Agreement dated October 21, 2008 by and among VIASPACE Green Energy Inc. and Maclean Wang